UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): July 25, 2013

PC MALL, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-25790	95-4518700
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation or Organization)		Identification No.)

1940 E. Mariposa Ave.

El Segundo, California  90245

 (Address of Principal Executive Offices) (Zip Code)

(310) 354-5600

(Registrant’s telephone number,

including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07              Submission of Matters to a Vote of Security Holders.

PCM, Inc. (the “ Company”) held its 2013 Annual Meeting of Stockholders on July 25, 2013. At that meeting, a total of 9,241,665 votes or proxies were tabulated, representing 80.10% of total eligible votes. As of June 14, 2013, the record date, there were 11,537,367 shares outstanding. The following is a summary of matters that were voted on by the stockholders with the votes as noted below according to the final certificate of tabulation provided to the Company by Computershare, the Company’s transfer agent and inspector of elections, approving the proposals:

1.  Election of directors to serve until the 2014 Annual Meeting of Stockholders or until their successors are duly elected and qualified. The director nominees received the following votes:

	FOR	WITHHELD	NON-VOTES
Frank F. Khulusi	6,212,091	212,691	2,816,883
Thomas A. Maloof	6,107,614	317,168	2,816,883
Ronald B. Reck	6,210,203	214,579	2,816,883
Paul C. Heeschen	6,210,203	214,579	2,816,883

2. Approval on an advisory basis of the compensation of the Company’s named executive officers:

FOR	AGAINST	ABSTENTIONS	NON-VOTES
6,167,119	119,421	138,242	2,816,883

3. Approval on an advisory basis of the frequency of future advisory votes on executive compensation:

1 YEAR	2 YEARS	3 YEARS	ABSTENTIONS	NON-VOTES
3,019,680	64,677	3,231,820	108,605	2,816,883

4.  Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2013:

FOR	AGAINST	ABSTENTIONS
9,176,006	33,433	32,226

1

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PC MALL, INC.
(Registrant)

Date: July 26, 2013	By:	/s/Brandon H. LaVerne
Brandon H. LaVerne
Chief Financial Officer

2